EXHIBIT (j)

           CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use in this Post-Effective Amendment No. 5 of our report dated November 29, 1999 and to all references to our Firm included in or made a part of this Post-Effective Amendment.


                                   /s/ ARTHUR ANDERSEN LLP
                                   ------------------------------
                                       Arthur Andersen LLP


Cincinnati, Ohio
November 30, 1999